UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2011

LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-30141	13-3861628
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

462 Seventh Avenue, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 609-4200

_____________________ (Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

A copy of the press release issued by LivePerson, Inc. (the “Registrant”) on February 10, 2011, announcing its results of operations and financial condition for the quarter and year ended December 31, 2010, is included herewith as Exhibit 99.1 and is incorporated herein by reference.  The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described in the press release attached as Exhibit 99.1 to this Form 8-K, Emmanuel Gill has informed LivePerson that he will resign from LivePerson's Board of Directors and each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, effective as of February 11, 2011.  The company intends to fill Mr. Gill’s board seat, and has commenced a search for a replacement.  William Wesemann has been appointed by the Board to replace Mr. Gill on the company’s Audit Committee, effective as of Mr. Gill’s departure.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following document is included as an exhibit to this report:

99.1	Press release issued February 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: February 10, 2011	By:	/s/ TIMOTHY E. BIXBY
Timothy E. Bixby
President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release issued February 10, 2011.